UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, the Board of Directors of TechTarget, Inc. (the “Company”) elected Janice Kelliher Chief Financial Officer of the Company, effective March 16, 2012. Ms. Kelliher, 49, joined the Company in January 2012 as Vice President, Finance. Prior to joining TechTarget, Ms. Kelliher served for 2.5 years as a CFO Consultant for TechCFO, LLC, a consulting firm that provides financial, operational and executive services to technology, multi-media and software companies. Prior to joining TechCFO, Ms. Kelliher served as Director of Accounting Management Solutions, Inc., a provider of outsourced financial and accounting services to corporate clients from 2006 – 2009.

The Company and Ms. Kelliher entered into a Relationship Agreement, dated January 16, 2012 (the “Agreement”) in connection with Ms. Kelliher’s joining the Company as Vice President, Finance. The Agreement, which remains in effect, includes severance and change of control provisions. In the event Ms. Kelliher’s employment is terminated by the Company in the event of a change in control, other than for “cause”, as those terms are defined in the Agreement, Ms. Kelliher would be entitled to receive her salary at the rate then in effect and her health benefits for a period of six months, acceleration of certain equity grants, as well as certain other benefits as set forth in the Agreement. Pursuant to an offer letter from the Company dated December 9, 2011, the Company will pay Ms. Kelliher an annual base salary of $200,000.

The above summary of Ms. Kelliher’s employment agreement is qualified in its entirety by the actual Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated into this Item 5.02 by reference.

In addition, Jeffrey Wakely’s last day of employment with the Company was March 15, 2012. Mr. Wakely had previously announced his decision to leave his position of Chief Financial Officer of the Company on February 14, 2012 but had agreed to remain with the Company for a transition period.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits relating to Item 5.02 shall be deemed to be furnished, and not filed:

10.1	Relationship Agreement between Janice Kelliher and the Company dated January 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: March 16, 2012	By:	/s/ Janice Kelliher
Janice Kelliher Chief Financial Officer

Exhibit No.	Description

10.1	Relationship Agreement between Janice Kelliher and the Company dated January 16, 2012